MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                                     NOTICE

NOTICE is hereby given that the Fourteenth Annual Meeting of the Shareholders of MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED will be held at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados on Wednesday, May 9, 2001 at 11:00 a.m. for the following purposes:

1. Adoption of minutes of previous meeting of Shareholders held on May 10, 2000.

2. To receive and consider the financial statements of the Company for the twelve month period ended December 31, 2000 together with the independent auditors' report thereon.

3.   To elect directors.

4.   To consider proposed amendments to the Restated Articles of Incorporation.

5.   To  confirm  the   appointment  of  Deloitte  &  Touche  as  the  Company's
     independent auditors for the year ended December 31, 2001.

6. To conduct any other business that may properly be transacted at an annual meeting.





                        DATED THE 12th DAY OF APRIL, 2001

                              BY ORDER OF THE BOARD

                                  MICHAEL BOYCE

                                 AS SECRETARY OF
                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED



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                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                           Annual Meeting May 9, 2001

                                 PROXY STATEMENT

                                 April 12, 2001

     This proxy statement is furnished by management of Motors Mechanical Reinsurance Company, Limited (the "Company") in connection with the solicitation of proxies for use at the annual meeting of the Company to be held on May 9, 2001 at 11:00 a.m. at the Miramar Conference Centre, Royal Pavilion Hotel, St. James, Barbados. Please complete and return the attached proxy whether or not you plan to attend the meeting. A proxy may be revoked at any time prior to the meeting in writing or by attendance of the shareholder at the meeting.

     Shareholders of record as of the date of this proxy statement are entitled to notice and to vote at the meeting. As of such date, there were 25,600 participating shares outstanding, held by 452 persons representing 256 series. All the common stock is held by Motors Insurance Corporation ("MIC"), which organized the Company. Each share entitles the holder to one vote on matters on which that class of stock is entitled to vote. Each amendment to the Company's Restated Articles of Incorporation described in this proxy statement must be approved by the affirmative vote of a majority of the shares of Common Stock and of the participating shares, present at the meeting by proxy or otherwise. Such amendments are also subject to the approval of the Barbados Supervisor of Insurance and Registrar of Companies.

     This proxy statement is accompanied by notice of the meeting, financial statements for the year ended December 31, 2000 and a form of proxy.


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                              ELECTION OF DIRECTORS

     The Company has a board of directors consisting of six members. Five directors, of whom one is a resident of Barbados, are elected by the holder of the common shares and one director is elected by holders of the participating shares. Directors serve without compensation other than reimbursement of actual expenses. They are elected for one year terms.

     Mr. J. Theodore Linhart has been nominated to stand for election as director by the participating shareholders. Other nominations can be made by the holders of at least two series of participating shares by notifying the secretary in writing at least ten days prior to the meeting. The nominee receiving the highest number of votes will be elected.

     In addition, five directors will be elected by the common shareholder. It is anticipated that MIC will choose to re-elect William B. Noll, John J. Dunn, Jr., Peter R.P. Evelyn, Thomas D. Callahan and Robert E. Capstack to serve as directors.

     Information regarding the age and current occupation of persons nominated to be re-elected as directors by the common shareholder and the person nominated to be elected as director by the participating shareholders is set forth below.

                                           Position with the Company and Other
      Name                Age              Employment During the Past Five Years

William B. Noll           58               Chairman, CEO, President & Director
                                           (President, MIC, 1999; Executive
                                           Vice President & Chief Financial
                                           Officer, MIC, 1993-1999).

                                           Mr. Noll became President & Director
                                           in 1995 and became Chairman and CEO
                                           in 1996.

Thomas D. Callahan        48               Executive Vice-President and Director
                                           (Senior Vice President, MIC, 1998;
                                           Vice President, MIC, 1994-1998).

                                           Mr. Callahan became Executive
                                           Vice-President and Director in 1999.

John J. Dunn, Jr.         42               Vice-President & Director (Vice
                                           President & Treasurer, MIC, 1998;
                                           Assistant Treasurer, MIC, 1995-1998;
                                           Manager, Coopers & Lybrand L.L.P.).

                                           Mr. Dunn became Vice-President and
                                           Director in 1996.


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                        ELECTION OF DIRECTORS (CONTINUED)

Robert E. Capstack        60               Vice-President and Director
                                           (Section Manager, MIC, 1994;
                                           Vice-President, GMAC Securities
                                           Corporation, 1999)

                                           Mr. Capstack became Vice-President
                                           and Director in 1999.

Peter R.P. Evelyn         59               Director (Attorney, Evelyn Gittens &
                                           Farmer, a Barbados law firm).

                                           Mr. Evelyn became a Director in 1986.

J. Theodore Linhart       53               Nominee for Director to be elected by
                                           the participating shareholders.
                                           (Dominion Auto Group, Richmond,
                                           Virginia).



                AMENDMENTS OF RESTATED ARTICLES OF INCORPORATION

     1.   MIC Agency Accounts

     Management proposes that the Company's Restated Articles of Incorporation ("Articles") be amended by substituting the term "MIC Mechanical Account" for "MIC Agency Account" wherever it appears in the Articles in order to conform the Articles to terminology used by Motors Insurance Corporation ("MIC"), the ceding company.

     2.   Risk Fund Calculation

     Under Section 3(1)(1)(a) of the Articles, an amount equal to 1-1/3% of net premiums ceded to the Company is allocated to the Subsidiary Capital Account for the Common shares. The Retrocession Agreement ("Retrocession Agreement") currently in place between the Company and MIC is to be amended to clarify that premiums are ceded to the Company on a gross basis and the Company pays a specified ceding commission to MIC. Accordingly, Management proposes that Sections 3(1)(1)(a), (b) and (d) of the Articles be amended to read as follows with such amendments to take effect upon the effective date of the foregoing amendment of the Retrocession Agreement:


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               (a) With respect to premiums  ceded to the  Company,  one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account; provided, however, that an amount equal to one percent (1%) of such premiums shall be subtracted from such Subsidiary Capital Account and allocated to the Subsidiary Capital Account of the Common shares.

               (b) With respect to any agents' or brokers' commissions, ceding commissions, any commissions or ceding commissions recaptured, unearned premiums, reinsurance premiums ceded by the Company, and any United States excise tax, one hundred percent (100%) shall be allocated to the related Subsidiary Capital Account.

               (d) With respect to return premiums, ninety-nine percent (99%) shall be allocated to the related Subsidiary Capital Account and one percent (1%) shall be allocated to the Subsidiary Capital Account for the Common shares.

     3.   Advances With Respect to Shares

     The Company has, on occasion, provided advance distributions to holders of Shares of series with respect to which no new business was being written and the existing business of which had substantially run-off. Management has determined that the Articles should be modified to clarify that for purposes of allocating certain expenses and liabilities and investment income, and calculating dividend payments and payments upon liquidation of the Company or repurchase or redemption of Shares by the Company, the balance of the Subsidiary Capital Account with respect to which an advance distribution has been made, will be deemed to have been reduced by the outstanding amount of such advance distribution. Accordingly, Management proposes that the Articles be amended by adding the following subsection (9) to Section 3(1)(1) of the Articles:

               (9) For purposes of allocating expenses and liabilities (that are allocated based on Subsidiary Capital Account balances) and investment income, and of calculating the amount of dividends and of payments upon liquidation of the Company or upon redemption or repurchase of Shares by the Company pursuant to these Articles, the Subsidiary Capital Account for a series of Shares shall be deemed to have been reduced by the outstanding amount of any advance of funds made with respect to such series of Shares as of the applicable date for determination of the balance of the Subsidiary Capital Account. For purposes of this Section 3(1)(1)(9), an advance of funds is "made with respect to a series of Shares" if the advance has been paid to one or more holders of Shares of that series.

     4.   Repayments of Deficits

                  The Articles provide that deficits attributable to a series of
Shares that have been allocated to other series of Shares, after January 1, 1995, will be repaid if the Subsidiary Capital Account for the series that had such deficits would otherwise have a positive balance as of a subsequent fiscal quarter. Management has determined that the Articles should be modified to clarify that when a Subsidiary Capital Account for a series of Shares that had deficits that were allocated to other series of Shares after January 1, 1995, otherwise would have a positive balance at the end of a subsequent fiscal quarter, such positive balances should be reallocated to the Subsidiary Capital Accounts for the other series of Shares, pro rata, based on the total amount of deficits that have been allocated to each series after January 1, 1995 and that have not been repaid. Accordingly, Management proposes that Section 3(1)(7)(c)(ii) of the Articles be amended to read as follows:

               (ii) then, to the Subsidiary Capital Accounts for the Shares, pro rata, based upon the relative amounts, through the end of the fiscal quarter preceding the quarter for which the reallocation hereunder is being made, of deficits that were allocated after January 1, 1995 to those accounts (whether under Section 3(1)(7)(a)(ii) or (iii)) from any Subsidiary Capital Account and that have not previously been restored, until all Subsidiary Capital Account reductions after January 1, 1995 under Section 3(1)(7)(a) with respect to the series of Shares from which the reallocation hereunder is being made have been restored.

     5.   Subsidiary Capital Accounts for Redeemed/Repurchased Shares

     Management has determined that the Articles should be modified to clarify that when a series of Shares is repurchased or redeemed by the Company, the Subsidiary Capital Account for such series will remain in existence for accounting purposes until all premiums allocated to such account have been earned. Accordingly, Management proposes that Section 3(1)(8)(b) shall be amended to read as follows:

               (b) Where all shares of a series of Shares are repurchased by the Company pursuant to Section 4 below, or redeemed in accordance with the Company's procedures for redemption set forth in Section 3(6) below, the Subsidiary Capital Account for such series shall be terminated as of the last day of the fiscal quarter in which the unearned portion of premiums that have been ceded to the Company and allocated to such account becomes zero. Subsequent to the Repurchase Date or Redemption Date (as those terms are defined in Sections 4 and 3(6), respectively), as the case may be, any positive balance as of the last day of any calendar quarter for the Subsidiary Capital Account of any repurchased or redeemed series of Shares, after application of the provisions of
               Section 3(1)(7)(c), will be allocated among the Subsidiary Capital Accounts of the existing series of Shares pro rata based upon relative earned premiums attributable to such accounts for the calendar quarter then ending and any net deficit will be allocated in accordance with the provisions of Section 3(1)(7)(a).

                        ELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes that the shareholders confirm the selection of Deloitte & Touche, Bridgetown, Barbados, as independent auditors to audit the financial statements of the Company for the year ended December 31, 2001. Deloitte & Touche has served as the Company's independent auditors since its inception in 1986. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Shareholders.


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                                    P R O X Y

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                           PARTICIPATING SHAREHOLDERS

     I/We,                                         , a member of the above-named
company hereby appoint Ronald W. Jones, Vice President, Finance of the Company or failing him Michael R. Boyce, Secretary of the Company, as my/our proxy to vote for me/us on my/our behalf at the shareholders meeting to be held on May 9, 2001 or at any adjournment thereof and in particular to vote for:

     (i) The election of Mr. J. Theodore Linhart to serve as a director representing the participating shareholders.

     (ii) The adoption of amendments to the Company's Restated Articles of Incorporation as contained in the Company's Proxy Statement dated April 12, 2001.

     (iii)The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year.

                  Dated this ________ day of __________, 2001.


------------------------------                       ---------------------------
Signature                                            Print Name

     As a Shareholder in Series # __________
     (for identification purposes, please indicate the series in which you are a shareholder)

--------------------------------------------------------------------------------

Completed Proxy forms should be returned either by facsimile or overnight mail to the Company's Barbados address as follows:

         Motors Mechanical Reinsurance Company, Limited
         c/o Aon Insurance Managers (Barbados) Ltd.
         One Financial Place, P.O. Box 1304,
         Collymore Rock,
         St. Michael, Barbados, W.I.
         Tel.#:  (246) 436-4895             Fax#:  (246) 436-9016




--------------------------------------------------------------------------------
ANY QUESTIONS RELATIVE TO THE CONTENT OR COMPLETION OF THIS PROXY SHOULD BE DIRECTED TO MR. RONALD W. JONES, VICE PRESIDENT, FINANCE AT THE ABOVE LOCATION
--------------------------------------------------------------------------------

                                      PROXY

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED

                               COMMON SHAREHOLDER

     MOTORS INSURANCE CORPORATION, a member of the above-named company, hereby appoints Thomas D. Callahan, Director of the Company or failing him Robert E. Capstack, Director of the Company, as its proxy to vote for it on its behalf at the shareholders meeting to be held on May 9, 2001 or at any adjournment thereof and in particular to vote for:

(i)  The  election  of  the   following   individuals   to  serve  as  directors
     representing the Common Shareholder:

                           William B. Noll
                           Thomas D. Callahan
                           John J. Dunn Jr.
                           Robert E. Capstack
                           Peter R.P. Evelyn

(ii) The  adoption  of  amendments  to  the  Company's   Restated   Articles  of
     Incorporation as contained in the Company's Proxy Statement dated April 12, 2001.

(iii)The confirmation of Deloitte & Touche as the independent auditors of the Company for the current fiscal year,

                   Dated this ________ day of __________, 2001


                          MOTORS INSURANCE CORPORATION


------------------------------                       ---------------------------
Signature                                            Print Name

                                                     ---------------------------
                                                     Title

Signature of the proxy was not provided by Michael Boyce.

After discussion with Jim Knott, and referencing By-Law 18.7, it was determined that the typewritten name of the Secretary was sufficient for the notice to be sent to the shareholders.